EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on 10-Q/A-1 of HEALTH ANTI-AGING LIFESTYLE OPTIONS, INC. (the “Company”) for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Alley, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in this Report fairly presents, in all material aspects, the financial condition and results of operations of all the Company.

DAVID ALLEY
David Alley
Chief Executive and Chief Financial Officer
August 25th, 2009